EXHIBIT 99.1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This agreement, effective as of February 15, 2010 (“Amendment”), amends that certain stock purchase agreement between ChinaTel Group, Inc. (“Company”) and Excel Era Limited (“Purchaser”) dated February 9, 2010 (“Agreement”).

The Agreement provides that Purchaser shall pay Thirty Million US Dollars ($30,000,000) to the Company on or before February 15, 2010 (“Second Installment”) and Two Hundred Ten Million US Dollars ($210,000,000) on or before March 1, 2010 (“Third Installment”).  In recognition of difficulties conducting financial transactions during and immediately following celebration of Chinese New Year throughout Asian countries, the parties agree that Purchaser shall pay the combined total of the Second and Third Installment on or before March 5, 2010.

Except as expressly modified by this Amendment, all terms of the Agreement remain in full force and effect.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Amendment and all of which, when taken together, shall be deemed to constitute one and the same Amendment.

COMPANY: CHINATEL GROUP, INC. By: /s/ George Alvarez George Alvarez, Chief Executive Officer	PURCHASER: EXCEL ERA LIMITED By: /s/ Tsuing-Hsi (Charles) Wang Tsuing-Hsi (Charles) Wang, President